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                                                                    EXHIBIT 10.5
                                                                    ------------

                         SOFTWARE DISTRIBUTION AGREEMENT


This Software Distribution Agreement (the "Agreement') is executed on the date defined below by and between BonAlyse Oy, a Finnish Corporation having its office at Ylistomaentie 26, FIN-40500 Jyvaskyla, Finland, ("BonAlyse' or "Party") and Orthometrix, Inc an American corporation having its office at 106 Corporate Park Drive, Suite 106, White Plains, New York 10604 ("Distributor" or "Party' end, together with BonAlyse, the "Parties")

WITNESSETH:

     WHEREAS, BonAlyse wishes to develop and market the Software defined below; and

     WHEREAS, Distributor wishes to market, sell, distribute, and support the Software in the Territory defined below.

     NOW, THEREFORE, IN consideration of the following terms and conditions, the sufficiency of which the Parties acknowledge, the Parties agree as follows:

SECTION 1 DEFINITIONS. THE FOLLOWING TERMS ARE INCORPORATED HEREIN BY REFERENCE;

1.1 SOFTWARE - BonAlyse software, which consists of one or more software product(s) as listed in Exhibit A as may be updated periodically by BonAlyse, as well as the associated BonAlyse created documentation for use with the said software such as user manuals. Software shall also include all updates and upgrades to those items listed in Exhibit A, as well as future products which BonAlyse, at its discretion, chooses to make available to Distributor.

1.2 TERRITORY - The region(s) defined in Exhibit A in which the Distributor has been granted the right by BonAlyse to distribute the Software to End-Users pursuant to the terms of this Agreement.

1.3 END-USER- An existing or prospective customer of Distributor to whom Distributor distributes the Software defined below for use in the regular course of such customers business, but specifically not for the purpose of sublicensing or for the use of a private person as a consumer.

1.4 END-USER License Agreement - The shrink-wrap agreement attached in Exhibit B as amended from time to time by BonAlyse hereunder Distributor grants the End-User the right and license to use the Software defined below and establishes the terms for such use.

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1.5      SUPPORT AND MAINTENANCE Agreement - The agreement attached in Exhibit C as amended from time to time by Distributor hereunder Distributor provides the End User with the First Level Support defined below and establishes the terms for such Support.

1.6 FIRST LEVEL SUPPORT - Distributor's support obligations to End-Users consisting of, at a minimum, the following: (i) installation service of Software and/or technical training sufficient to enable End-Users to install the Software themselves; (ii) technical training relating to the operation of Software; (iii) consulting in relation to proper utilization and profiling of the Software; (iv) telephone support during normal business hours local time and (v) the distribution of updates and upgrades to the Software provided by BonAlyse. First Level Support shall be provided to the End-User for an annual subscription fee under a Support and Maintenance Agreement.

1.7 PROPRIETARY INFORMATION - Any written information marked as confidential at the time of disclosure, or any other information of either party, which, under the circumstances, reasonably ought to be considered confidential and proprietary. Proprietary Information shall not include information which (i) can be shown to have been lawfully in the other party's possession prior to the disclosure; (ii) can be shown to have been lawfully disclosed to such party by a third party without restrictions on its disclosure; (iii) can be shown to have been independently developed by such party; or (iv) can be shown to have become known to such party from a source other than the other party other than by the breach of an obligation of confidentiality owed to the other party.

1.8 SECOND LEVEL SUPPORT - BonAlyse's support obligations to Distributor in the English language to assist Distributor in its First Level Support obligations to End-Users consisting of, at a minimum, the following:
         (i) telephone support to Distributor from 8am to 5pm Finnish time, Monday through Friday, excluding national holidays, and (ii) web-based support (response within 24 hours) to Distributor, five (5) days a week.

1.9 EFFECTIVE DATE - The latter of the dates given below on which this Agreement was signed by the Parties.

SECTION 2 GRANT OF RIGHTS

2.1 GRANT OF DISTRIBUTION. Subject to the terms and conditions of this Agreement, BonAlyse hereby grants, appoints and authorizes Distributor, on a non-transferable and non-exclusive basis, a license to market, sell, distribute, sublicense, and support (in object code form only and only directly) software applications to End Users in the Territory, as defined in Exhibit A.

         BonAlyse hereby grants Distributor, on a non-transferable and exclusive basis, a license to market and sell to its pQCT and micro CT clients initially listed in Exhibit F, which shall be updated from time to time by Distributor and transmitted to BonAlyse.

2.2 BONALYSE'S RIGHT TO SELL. Distributor understands and agrees that BonAlyse may now and in the future market the Software in the Territory through various channels and that BonAlyse may directly or indirectly sell to End Users within the Territory save for in those regions where Distributor has sole and exclusive rights as set forth in Section 2.1. However, BonAlyse shall not make a Distributor Agreement with any other pQCT or micro CT manufacturer within the Territory.

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2.3      LICENSE FOR INTERNAL USE. Subject to the terms and conditions of this
         Agreement, BonAlyse hereby grants Distributor, on a non-transferable and non-exclusive basis, a license to use the Software in object code form only for its internal use solely for demonstration and training purposes as well as for performing its First Level Support obligations.

2.4 LIMITATION UPON LICENSE GRANTS. Distributor may not make or have made. any modifications, adaptations, customizations, or any other derivative work of the Software except as expressly provided for under Section 4 of this Agreement. Distributor shall use best efforts to assure that the territorial restrictions of the licenses set forth in this Section 2 are honored within its own organization. Distributor shall not seek or license customers outside the Territory.

2.5 OWNERSHIP. All right, title, and interest in and to the Software and all copyrights, patents, trademarks, know-how and other intellectual property and proprietary rights contained therein shall remain exclusively with BonAlyse. This Section 2.5 shall survive termination of this Agreement.

SECTION 3 LICENSING OF SOFTWARE

3.1 LICENSING TERMS. All distribution of the Software by Distributor must be evidenced by a verification form meeting the requirements notified in writing to Distributor by BonAlyse from time to time. Distributor shall be responsible that the End-User License Agreement is binding on the End-User.


SECTION 4 LOCALIZATION OF SOFTWARE

4.1 OBLIGATION TO TRANSLATE. If the local language within the Territory is not English, Distributor shall translate the user interfaces, error messages, and the user manuals of the Software as well as the End-User License Agreement, any marketing material provided by BonAlyse, and the customer satisfaction form set forth below in Section 6.1.4 into the local language. Distributor shall also update such translations in accordance with Software updates. Unless otherwise agreed in writing. Distributor will have no other right to make or have made any other modifications, adaptations, customizations, or any other derivative works of the Software.

4.2 LIABILITY. Between the Parties, Distributor assumes all liability for any discrepancy between such translation and the original BonAlyse material. Upon completion of the translation, Distributor shall provide a copy of the translated Software to BonAlyse for validation. BonAlyse reserves the right, at its own cost, to validate or cause a third party to validate the translated Software. in the event that any discrepancies or errors are detected during such validation, Distributor shall take any necessary steps to remedy such discrepancies and errors.

4.3 COSTS. The Parties agree that all costs and expenses incurred by Distributor in connection with the translation work subject to this
         Section 4 shall be borne by Distributor.

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4.4      RIGHTS. Distributor acknowledges and agrees that all rights, including without limitation copyrights and other intellectual property rights in and to any translations to the Software or modifications, adaptations, amendments, or derivative works of the Software done or created by or for Distributor belong to BonAlyse. Distributor hereby transfers, conveys, and assigns to BonAlyse all rights, title, and interest in any translations or modifications, adaptations, amendments, or derivative works created by or for Distributor, and all intellectual property rights worldwide with respect to such translations or modifications, adaptations, amendments, or derivative works. Distributor shall be liable for ensuring that it has the full right and authority to the translation or such works in relation to its employees. Distributor agrees to assign any works related to the Software that the Distributor may in the future create, including translations, adaptations, modifications of the Software. Further the Distributor undertakes to cooperate with BonAlyse in executing any documents and shall otherwise assist BonAlyse in securing and enforcing its intellectual property rights relating to the Software. The Distributor shall obtain an assignment of all rights, including copyrights, from any third parties who perform translation or other services related to the Software.

4.5 STATUS OF TRANSLATED SOFTWARE. Any translation of the Software created under Section 4.1 above shall be deemed to be Software for the purposes of Section 2 of this Agreement. BonAlyse may treat any such translation of the Software as Software for the purposes of licensing to any end user outside the Territory.

4.6 TRANSLATION TOOLKIT SOFTWARE. BonAlyse may at its discretion provide Distributor with toolkit software from time to time for the sole purpose of translating the Software in accordance with this Section 4. Distributor agrees and understands that such toolkit software may contain problems and errors and is provided to Distributor on an as-is basis with no warranty of any kind, express or implied. BonAlyse shall have no obligation to correct errors or deliver updates to, or provide support for, such toolkit software. Neither Party shall be responsible or liable to the other for any losses, claims, or damages of whatever nature, arising out of or in connection with the performance or non-performance of the toolkit software provided under this Section
         4.6. Upon completion of any translation work performed under this
         Section 4, Distributor shall return to BonAlyse all copies of the toolkit software provided to Distributor under this Section 4.6 or verifiably destroy all such copies.

4.7 SUPPORT OF TRANSLATED SOFTWARE. Distributor undertakes to provide First Level Support to End Users in respect of the translation of the Software created under this Section 4 in accordance with this Agreement. BonAlyse shall be obligated to provide Second Level Support for translations of the Software created under this Section 4 only if the support query does not relate to such translation. In such case, Distributor shall pass the query to BonAlyse, together with a translation of the query and error report in the English language. If required by BonAlyse, Distributor shall translate and relay BonAlyse's response to the End User in the local language.


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SECTION 5 ORDER/SOFTWARE PROCEDURES

5.1 DISTRIBUTION PROCEDURE. The Distributor agrees to distribute the Software to End Users only accompanied by the End User License Agreement of BonAlyse. BonAlyse reserves the right to make changes to the End User License Agreement at its sole discretion at any time. Any such change to the End User License Agreement shall immediately enter into effect on or after the date upon which such change has been announced by BonAlyse. The Distributor shall ensure that each End User validly enters into the End User License Agreement.

5.2 UPDATED VERSIONS. BonAlyse shall deliver master copies of any updated versions of the Software, Including fixes, enhancements, and new releases, upon their availability, In the same form as Distributor received the prior version. BonAlyse shall also deliver to Distributor any other materials necessary for Distributor to incorporate such updates in existing Software or to supersede prior versions.

5.3 DISCONTINUANCE. BonAlyse reserves the right to discontinue developing, producing, licensing, or distributing any of the Software and to modify, replace or add to the Software, at its sole discretion, at any time. BonAlyse agrees to notify Distributor as early as commercially practicable in advance of any such discontinuance. In any event, BonAlyse shall provide Second Level Support for any such discontinued Software for one (1) year after the date of discontinuance of such Software and thereafter shall work in good faith with Distributor to provide additional support for any issues that arise after this one (1) year period with any such discontinued Software.

SECTION 6 OBLIGATIONS OF DISTRIBUTOR AND BONALYSE

6.1      DISTRIBUTOR OBLIGATIONS

     6.1.1 Distributor shall use its best efforts to vigorously and aggressively market, advertise and otherwise promote the Software in the Territory.

     6.1.2 During the term of this Agreement Distributor shall use its best efforts to offer the Software for sale (i) to all existing end users of its pQCT and micro CT products and (ii) to every new purchaser of its pQCT and micro CT products.

     6.1.3 Distributor shall provide First Level Support for End-Users. Distributor shall ensure that it maintains a sufficient number of personnel skilled in the profession and in the operation of the Software to enable Distributor to perform its support obligations under this Agreement

     6.1.4 Distributor shall submit every four (4) months to BonAlyse in the English language all customer satisfaction forms it has received during the past four (4) month period and all error reports concerning the Software. Additionally, Distributor shall keep BonAlyse apprised of any developments in the Territory that may have a material effect on the sale; of the Software in Territory.

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     6.1.5     Distributor agrees to acquire and maintain throughout the term of this Agreement, at its own expense, all permissions, consents and licenses necessary to enable Distributor to distribute and market the Software in the Territory and necessary for the full and legal operation of this Agreement.

     6.1.6 Distributor shall comply with all applicable local laws and regulations of the Territory relating to the marketing and distribution of the Software, including any export or re-export regulations of the Territory.

     6.1.7 Distributor agrees not to make available to any party, without prior written consent from BonAlyse's Board of Directors, the source code of the Software (except as provided for under any escrow agreement agreed upon by the Parties). Distributor shall not under any circumstances attempt, or knowingly permit others to attempt, to decompile, decipher, disassemble, reverse engineer or otherwise determine the structure and functionality of the Software unless expressly required under the mandatory laws in effect in the Territory.

     6.1.8 Distributor agrees to execute any and all documents reasonably necessary to protect BonAlyse's Proprietary Information, as defined in Section 1.7 of this Agreement, prior to providing such Proprietary Information to any third party.

     6.1.9 Distributor may not distribute the Software to any third party where Distributor knows that such third party is licensing the BonAlyse Software for resale or re-licensing or the third party has been identified by BonAlyse in writing as being a competitor of BonAlyse.

     6.1.10 Distributor shall not register, or attempt to register, in any country in the world, any trademarks of BonAlyse, or any other marks deemed by BonAlyse, at its sole discretion, to be confusingly similar to existing BonAlyse trademarks. Distributor further agrees to cooperate and assist BonAlyse, at BonAlyse's request and expense, with any trademark registration efforts. The provisions of this paragraph 6.1.10 shall survive the termination of this Agreement. Distributor shall cease using the Marks upon termination of the Agreement for any reason, and shall thereafter refrain from using any trademark or trade name that is confusingly similar to any of the Marks.

     6.1.11    The failure of Distributor to comply with the provisions of this
               Section 61 shall constitute a material breach of this Agreement.

6.2      BONALYSE OBLIGATIONS

     6.2.1 BonAlyse shall provide Distributor with two days of on-site training free of charge. All other training and consulting provided by BonAlyse to Distributor beyond the training given during such two-day period shall be paid by Distributor in accordance with the training and consulting charges of BonAlyse in force from time to time.

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SECTION 7 SOFTWARE SHIPMENT, PAYMENT, AND INVOICE TERMS

7.1 SOFTWARE SHIPMENT. After acceptance of Distributors order for the Software has occurred, BonAlyse shall ship to Distributor without delay the Software fulfilling Distributors order. The terms of delivery of BonAlyse applicable are FCA, Jyvaskyla (Incoterms 2000)

7.2 PAYMENTS TO BONALYSE. Upon shipment of the Software to Distributor under the provisions of paragraph 7.1 above, BonAlyse shall invoice Distributor for all Software license fees due to BonAlyse by Distributor under the provisions of Exhibit E attached hereto. All such payments owed to BonAlyse by Distributor shall be due sixty (60) days after receipt of invoice by Distributor. BonAlyse shall not be subject to any payment terms offered to End-User by Distributor, and Distributor shall pay BonAlyse for all orders accepted in accordance with Section 5.1 regardless of whether Distributor receives payment from the End-User.

7.3 END-USER PAYMENT. Distributor shall have responsibility for establishing prices and collecting fees from End-Users for Software and First Level Support provided under any End-User License Agreement and Support and Maintenance Agreement between Distributor and an End User.

7.4 DELINQUENT PAYMENTS. If any payment due BonAlyse hereunder remains unpaid for thirty (30) days following the date due, BonAlyse may impose interest thereon at 1.0% per month (12% APR) or, if greater, at the maximum rate allowed by law until paid.

7.5 TENDER AND PAYMENT. All amounts to be paid under this Agreement are payable in US dollars as set forth in the list prices for the Software giving rise to such amounts as of the rate of Distributor's order for such Software. All payments due hereunder shall be made payable using wire transfer to BonAlyse and forwarded to BonAlyse at its headquarters or other location designated by BonAlyse.

7.6 PRICE ADJUSTMENTS. BonAlyse reserves the right to adjust the pricing of its Software upon written notification to. Distributor, provided that
         (i) such notification is at least thirty (30) days prior to any such changes and (ii) BonAlyse shall honor for a period of ninety (90) days any outstanding quotes Distributor has in place at the time any such price adjustment is notified to Distributor. Subject to the aforesaid Distributor shall make payments due to BonAlyse based on a revised BonAlyse list price for any licenses of the Software subsequently distributed to End-Users in the Territory.

7.7 TAXES. Distributor shall collect, report, and pay to the relevant taxing authority, any property, customs excise, sales and/or use, or similar taxes (other than taxes on BonAlyse's income generally) that arise under this Agreement BonAlyse shall be responsible for any withholding taxes that may be imposed upon BonAlyse as the owner of any right in the Software under the applicable laws in force in the Territory with respect to this Agreement.

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SECTION 8 MARKS AND PUBLICITY

8.1 TRADEMARKS. BonAlyse grants to Distributor limited permission to use BonAlyse's trade name, trademarks, and other proprietary legends or markings (the Marks) solely the identify Software licensed from BonAlyse under this Agreement. Distributor shall only use the Marks with the Software, and only for purposes of advertisement, promotion, and distribution of the Software and for no other purposes. Distributor shall use the Marks in accordance with the written guidelines established by BonAlyse from time to time and shall not use the Marks in any manner likely to confuse or mislead the public, or to be adverse to the best interests of BonAlyse. Distributor must reference that the Marks are owned by BonAlyse when using the Marks. All goodwill associated with the Marks shall inure solely to the benefit of BonAlyse. Distributor shall not oppose any trademark application or attempt to cancel any trademark registration of BonAlyse relating to any of the Marks.

8.2 REMOVAL OF MARKS. Distributor agrees that it shall not remove or destroy any copyright notices or any Marks placed upon or contained in the Software.

8.3 PUBLICITY. Distributor agrees that BonAlyse may use Distributors name in advertisements and other marketing and publicity activities.

SECTION 9 REPORTING AND AUDITING REQUIREMENTS

9.1 BONALYSE'S AUDIT RIGHTS. Upon prior notice, BonAlyse and an independent accountant other than its own may, at BonAlyse's expense (except as otherwise provided below), examine, during normal Distributor's business hours, Distributor's books and records to verify ~any amounts due, payable, and/or paid under this Agreement. If Distributor undergoes a certified audit, such audit shall, at BonAlyse's option and expense, verify the respective payments and other fees and taxes due, payable, and/or paid hereunder. Any such audit as contemplated hereunder shall be limited to Distributor's relevant books and or records which are strictly necessary to verify: compliance under this Agreement and shall be subject to Distributor's security requirements. In the event it is verifiably discovered In such audit that a discrepancy exists between the number of licenses and First Level Support services reported to BonAlyse and the actual number of licenses and First Level Support services provided by Distributor and such discrepancy is greater than five percent (5 %), Distributor shall pay BonAlyse's reasonable auditor expenses directly incurred in such audit.

SECTION 10 CONFIDENTIALITY

10.1 AGREEMENT. Each Party agrees to not disclose the terms of this Agreement to anyone other than (i) its employees who reasonably acquire such knowledge in the ordinary course and scope of their employment;
         (ii) its agents or representatives whose assigned duties reasonably require such disclosure; or (iii) End-Users, to the extent necessary to distribute the Software. Each Party agrees. to take all reasonable steps to ensure that the terms of this Agreement are not disclosed further by its employees, agents by representatives or by any End-User, its employees, agents or representatives.


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10.2     SOFTWARE. Distributor agrees that the Software, together with all materials and knowledge related thereto, obtained by Distributor pursuant to this Agreement shall be held in confidence and shall not be made available in any form for the use or benefit of any person or entity other than Distributor and/or End-Users without the prior written consent of BonAlyse. Notwithstanding the foregoing, BonAlyse agrees that Distributor and/or End-Users shall be permitted to disclose relevant aspects of the Software to their employees and agents to the extent reasonably necessary for Distributor's or End-User's use of the Software; provided that Distributor and/or End-User shall take all reasonable steps to ensure that the Software are not further disclosed or duplicated. Neither Distributor nor End-Users shall allow any attachment, levy, or execution upon or against the Software, and each shall immediately notify BonAlyse in writing regarding any such attempt. Furthermore, Distributor agrees to hold materials and knowledge regarding other BonAlyse software it is evaluating or reviewing for inclusion in this Agreement, or for general knowledge, as well as all other BonAlyse Proprietary Information, confidential to the same degree as the Software.

10.3 OTHER INFORMATION. Each Party and its employees, agents and representatives shall not use, duplicate, or disclose to any third party such Proprietary Information of the other without that Party's prior consent, except to the extent reasonably necessary for the performance of its obligations under this Agreement. Each Party shell take all reasonable steps to ensure the other Party's Proprietary Information is not used, duplicated, or disclosed in contravention of this Agreement.

10.4 DISCLOSURE REQUIRED BY LAW. Nothing in this Section shall restrict disclosure by either Party required by any applicable law, or regulation, by the order of any court or administrative agency having jurisdiction regarding such matters, or in conjunction with legal due diligence for a pending merger, acquisition or public financing event. However, either Party shall promptly upon receiving notice of any required disclosure, notify the other in writing, providing all information and assistance for such Party to defend its rights hereunder.

10.5     INJUNCTIVE RELIEF. In the event of a breach of the provisions of this
         Section 10, each party shall be entitled to seek to obtain injunctive or other equitable relief from a court of competent jurisdiction to restrain the use or disclosure of its Proprietary Information. Such remedy shall be in addition to, and not in lieu of, any other remedies provided for in this Agreement.

10.6 MATERIAL BREACH. Failure to adhere to the provisions of this Section 10 shall be considered a material breach of the Agreement.

10.7 SURVIVAL. The confidentiality obligations of this Agreement shall survive its termination.

SECTION 11 WARRANTIES

11.1     EXPRESS WARRANTIES

     11.1.1 BonAlyse warrants that it is the lawful owner or licensee of the Software and has the full right and authority to grant the licenses hereunder.


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     11.1.2    BonAlyse warrants that for a period of ninety (90) days from the date it is delivered to the End-User, the media on which the Software is furnished will be free from any material defect in workmanship or material.

     11.1.3 BonAlyse warrants that the Software Will perform substantially in accordance with the specifications set forth in the documentation for the Software for a period of ninety (90) days from the date it is delivered to the End-User. This warranty does not cover, however, any copy of the Software which has been altered or changed in any way.

     11.1.4 BonAlyse warrants that the Software provided under this Agreement shalI be "Year 2000 compliant". Specifically, BonAlyse warrants that the Software will manage and manipulate data involving dates, including single-century formulas End multi-century formulas, and will not cause, under any circumstances, an abnormally ending scenario within the application or result in the generation of incorrect values involving such dates.

     11.1.5 BonAlyse does not warrant that the functions contained in the Software will meet the requirements of Distributor, the End-User, or any other party or that the operation of the Software will be uninterrupted or error-free. BonAlyse is not responsible for problems caused by changes in, or modifications to, the operating characteristic of any computer hardware or operating system for which the Software is procured: nor is BonAlyse responsible for problems which result from the improper use of the Software or the use of the Software in conjunction with software or hardware which is incompatible with the Software system environment requirements set forth in Exhibit A.

     11.1.6 Any claim submitted under this Section 11.1 must be submitted in writing to BonAlyse within one (1) year after the expiration of the specified warranty period. BonAlyse's sole and exclusive obligation for warranty claims shall be to make within a reasonable period the Software operate as warranted free of charge or, if such is not possible, to terminate the license for Software and return the applicable license fees paid to BonAlyse.

     11.1.7 Only an authorized officer of BonAlyse may grant additional warranties which may be binding on BonAlyse. Such additional warranties must be in writing.

11.2 DISCLAIMER OF WARRANTIES. DISTRIBUTOR EXPRESSLY AGREES AND ACKNOWLEDGES THAT THE FOREGOING WARRANTIES ARE IN LIEU OF ANY AND ALL OTHER BONALYSE WARRANTIES, EXPRESS OR IMPLIED. BONALYSE DISCLAIMS ANY AND ALL OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

11.3 SURVIVAL. The terms of this Section 11 shall survive termination of this Agreement.

11.4 COMPUTER VIRUSES. Although BonAlyse does not warrant that the Software provided under this Agreement is free form all known viruses, BonAlyse has used commercially reasonable efforts to check for the most commonly known viruses. However, Distributor and End-Users are solely responsible for virus scanning the Software.

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SECTION 12    REMEDIES/LIMITATION OF LIABILITY

12.1 LIMITATION OF LIABILITY. TO THE MAXIMUM EXTENT PERMISSIBLE UNDER APPLICABLE LAW, DISTRIBUTOR AGREES THAT THE CUMULATIVE LIABILITY OF BONALYSE AND ITS RESPECTIVE SUPPLIERS FOR ANY DAMAGES ARISING FROM OR RELATED TO THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO CLAIMS FOR BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, OR TORT, SHALL NOT EXCEED ANY AMOUNT PAID BY DISTRIBUTOR TO BONALYSE FOR THE SOFTWARE WHICH GAVE RISE TO SAID CLAIM. NOTWITHSTANDING THE FOREGOING, BONALYSE COVENANTS AND AGREES THAT THE LIMITATION OF LIABILITY SET FORTH IN THIS
         SECTION 12.1 SHALL NOT APPLY TO A BREACH OF SECTION 13.4 OF THIS AGREEMENT.

12.2     THER LIMITATIONS OF LIABILITY.

     12.2.1 BonAlyse shall not be liable for any damages caused by the use of other than the most recently updated version of Software.

     12.2.2 Distributor agrees and understands that BonAlyse shall not be liable for any advice, medical or otherwise, provided based upon or using the Software.

12.3 LIABILITY DISCLAIMER. TO THE MAXIMUM EXTENT PERMISSIBLE UNDER APPLICABLE LAW, BONALYSE, ON BEHALF OF ITSELF AND ITS RESPECTIVE SUPPLIERS, DISCLAIMS ANY AND ALL LIABILITY FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOSS OF PROFITS) ARISING FROM OR RELATED TO THIS AGREEMENT OR WITH RESPECT TO THE INSTALLATION, IMPLEMENTATION, CUSTOMIZATION, USE, OPERATION OR SUPPORT OF THE SOFTWARE EVEN IF SUCH PARTY OR ITS SUPPLIERS HAVE BEEN APPRAISED OF THE POSSIBILITY OF SUCH DAMAGES.

12.4 TIME LIMITATION. Any legal proceeding based upon this Agreement must be instituted within two (2) years of the date the cause of action first accrued.

12.5 ALLOCATION OF RISK. Both parties acknowledge that the allocation of risk contained in this Section 12 is reflected in the price for the Software and the First Level Support.

12.6 SURVIVAL. The terms of this Section 12 shall survive termination of this Agreement.

SECTION 13 TERM/TERMINATION

13.1 TERM. The initial term of this Agreement shall be two (2) years commencing from the Effective Date. This Agreement shall automatically renew for consecutive one (1) year periods upon the expiration date of the initial period or any period subsequent to such initial period. unless terminated by either Party with at least six (6) months written notice prior to the date of expiration of the then current period.

13.2 INSOLVENCY, BANKRUPTCY, ETC. If either Party becomes insolvent, fails to pay, hr admits in writing its inability to pay, debts as they become due; or if either Party applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for such Party or for a substantial part of such Parts/s property; or makes a general assignment for the benefit of creditors; or, if a trustee, receiver or other custodian is appointed for such Party or for a substantial part of such Party's property and is not discharged within sixty (60) days; or if any bankruptcy, reorganization, arrangement with creditors, judicially protected recovery procedure or other similar proceeding under any bankruptcy law or any applicable law, or any dissolution, liquidation proceeding is commenced by, consented to, or acquiesced in by such Party and remains for sixty (60) days undismissed; or, if either party ceases to conduct its business in the normal course, this Agreement may be terminated by the other Party immediately upon written notice without penalty of any kind.

13.3 BREACH OF AGREEMENT. Notwithstanding any other provision to the contrary in this Agreement, in the event either Party fails to perform any of its material obligations hereunder, the other must notify the non-complying Party in writing of the breach. If the non-complying Party fails to remedy the breach within sixty (60) days from receipt of such notice, or, if the breach is not remediable within such period and the Party in breach has not undertaken and thereafter diligently and successfully pursued significant efforts to cure the breath, the non-breaching Party may immediately terminate this Agreement upon written notice to the non-complying Party. This right to terminate shall be in addition to, and shaII in no way limit the non-breaching Party from pursuing other relief, except as otherwise limited herein.

13.4 EFFECT OF TERMINATION. Expiration or termination of this Agreement for any reason shall immediately terminate Distributor's rights under this Agreement and Distributor shall return to BonAlyse all Software and other proprietary materials, and other materials developed by or belonging to BonAlyse which have been received by Distributor pursuant to this Agreement. In addition, BonAlyse shall have all rights to acquire all rights to any data bases pertaining to End Users that are not end users of Distributor's pQCT or micro CT products listed in Exhibit F. Expiration or termination of this Agreement shall not relieve Distributor of its obligations to make immediate and full payment to BonAlyse for any amounts as the payments fall due. Upon the expiration or termination of this Agreement, Distributor shall continue providing First Level Support to all End Users until alternate First Level Support services are arranged. End User License Agreements shall survive the expiration or termination of this Agreement. BonAlyse covenants and agrees that following expiration or any termination (except for a termination pursuant to Section 13.2 hereof), BonAlyse shall not at any time thereafter directly or indirectly market the Software to any pQCT or micro CT end user of Distributor listed in Exhibit F (i) without Distributor's prior written approval and (ii) without compensating Distributor in a mutually agreed manner.

SECTION 14 INDEMNIFICATION

14.1 INDEMNIFICATION OF DISTRIBUTOR. Notwithstanding anything to the contrary `in this Agreement BonAlyse will defend or settle, indemnify and hold Distributor harmless, at its own expense but under its sole direction and contingent on Distributor's total cooperation, any claim alleging that any Software in its unmodified form infringes any patent, trademark, copyright or other third party intellectual property right, If any Software becomes the subject of such a claim, BonAlyse reserves the right, at its sole option, to either (i) modify or replace the affected parts so the Software becomes non-infringing, (ii) obtain for Distributor and any End-Users the right to continue to use the Software, or (iii) terminate this Agreement immediately and refund to Distributor the amounts paid by Distributor to BonAlyse under this Agreement if options (i) and (ii) listed above are commercially impracticable. In no event shall Distributor settle any such claim, lawsuit, or proceeding without BonAlyse's prior approval, and BonAlyse shall have no liability for any: such unapproved settlement so made. This paragraph states the entire liability of BonAlyse for any infringement involving the Software.

14.2 INDEMNIFICATION OF BONALYSE. Notwithstanding anything to the contrary in this Agreement Distributor will defend or settle, indemnify and hold BonAlyse harmless, at its own expense but under its sole direction and contingent on BonAlyse's total cooperation, any claim alleging that any modification, translation, customization or localization of the Software performed by Distributor pursuant to this Agreement infringes any patent, trademark, copyright or other third party intellectual property right. In the event of any such claim, Distributor reserves the right, at its sole option, to either (i) modify or replace the affected parts so such modification, translation, customization or localization becomes non-infringing, (ii) Obtain for BonAlyse and any End-Users the right to continue to use such modification, translation, customization or localization, or (iii) terminate this Agreement immediately and pay to BonAlyse the amounts paid by BonAlyse to Distributor under this Agreement if options (i) and (ii) listed above are commercially impracticable. In no event shall BonAlyse settle any such claim, lawsuit, or proceeding without Distributor's prior approval, and Distributor shall have no liability for any such unapproved settlement so made. This paragraph states the entire liability of Distributor for any infringement involving modification, translation, customization or localization of the Software performed by Distributor pursuant to this Agreement.

14.3 SURVIVAL. The provisions of this Section 14 shall survive termination of the Agreement for any reason.

SECTION 15 DISPUTE RESOLUTION/ARBITRATION

15.1 DISPUTE RESOLUTION/ARBITRATION PROCEDURES. Any controversy arising from or relating to this Agreement shall be determined by arbitration in accordance with the Rules of the Arbitration Board of the Central Chamber of Commerce in Finland. The place of arbitration shall be Helsinki, Finland, and the language used in the arbitration shall be English. Notwithstanding the foregoing, either Party may seek preliminary, interim, or permanent injunctive relief or seek to enforce an arbitration award under this Agreement from any court having jurisdiction over the matter in dispute. Notwithstanding the aforesaid, either Party shall be entitled to initiate and pursue proceedings in any court of law for the purpose of collecting any receivable it may have as a result of this Agreement. This Section 15 shall survive termination of this Agreement.

SECTION 16 MISCELLANEOUS GENERAL PROVISIONS

16.1 PERSONNEL. Personnel of BonAlyse and Distributor are not, nor shall they be deemed to be, employees of the other. Each Party shall be and remain an independent contractor and nothing herein shall be deemed to constitute the parties as partners. Neither Party shall have any authority to act, or attempt to act, or represent itself directly or by implication, as an agent or in any manner assume or create any obligation on behalf of or in the name of the other, nor shall either be deemed the agent or employee of the other. Distributor shall have no authority to appoint any other reseller, dealer or re-marketer of the Software. Each Party will be solely responsible for payment of all compensation, employment-related taxes, and insurance regarding its respective personnel. Each Party shall be solely liable for any claims made by its personnel for Injuries to persons or property damage during the performance of services hereunder.

16.2 DIRECT REPRESENTATION. Distributor agrees that BonAlyse shall have the right at any time in the future to set up BonAlyse direct operations in the Territory, excluding any auth region in the Territory where Distributor is granted sole and exclusive rights under this Agreement, to offer solutions and sales support to End-Users.

16.3 FORCE MAJEURE. Neither Party shall be liable for delays in its performance hereunder due to causes beyond its reasonable control, including but not limited to, acts of God, acts of public enemy, acts of government or courts of law or equity, civil war, insurrection or riots, fires, floods, explosions, earthquakes or other casualties, strikes or other labor troubles.

16.4 NOTICE. All notices given to either Party, shall be by certified mail or by regular overnight delivery service, addressed as follows:

         FOR BONALYSE:                     FOR DISTRIBUTOR:

         BonAlyse Oy                       Orthometrix, Inc.
         Ylistonmaentie 26                 106, Corporate Park Drive, Suite 106
         FIN-40500 Jyvaskyla               White Plains, NY 10604
         Finland                           U.S.A.
         Attn.: Chief Executive Officer    Attn.: Chief Executive Officer

16.5 SUCCESSORS. No assignment or transfer of this Agreement or any right or privilege granted hereunder, including any assignment by operation of law pursuant to a merger, liquidation, foreclosure, or involuntary sale in bankruptcy, shall be permitted of Distributor or shall be effective or binding BonAlyse without BonAlyse's prior written consent. Any such transfer as contemplated under this Section 16.5 shall be permitted only of the entirety of the Agreement. Partial transfer shall not be permitted.

16.6 VALIDITY OF AGREEMENT. If any provision of this Agreement shall be held illegal, unenforceable, or in conflict with any law of a federal, state, or local government having jurisdiction over this Agreement, the validity of the remaining portions or provisions hereof shall not be affected thereby.

16.7 GOVERNING LAW. This Agreement shall be construed in accordance with and be governed by laws of the State of New York, notwithstanding conflict of laws interpretations, the parties hereto expressly agree that the Wisconsin Fair Dealership Law shall not apply to this Agreement. The United Nations Convention on Contracts for the International Sale of Goods shall not apply.

16.8 AMENDMENTS IN WRITING. No amendment, modification, or waiver of any provision of this Agreement shall be effective unless it is set forth in a writing that refers to this Agreement (must include Agreement number) and the provisions so affected and is executed by an authorized representative of both parties. No failure or delay by either Party in exercising any right, power, or remedy will operate as a waiver of any such right, power, or remedy.

16.9 ENTIRE AGREEMENT. This Agreement and its attached Exhibits constitute the entire agreement between the Parties regarding the subject matter; superseding all previous communications, representations or agreements, either written or oral; with respect to the subject matter.

16.10 ESCROW. Within two (2) months after the execution of this Agreement, BonAlyse shall establish and maintain in Finland a source code escrow account for use by Distributor. Such escrow account shall be consistent with terms and conditions standard in the software industry and shall provide for the limited release of the source code of the Software only in the event of the bankruptcy or insolvency of BonAlyse. BonAlyse agrees to pay all costs incurred in connection with or arising from such source code escrow account.

16.11 LIMITATION OF AGREEMENT. The Parties agree and understand that this Agreement does not cover the Internet related distribution of the Software. The Distributor shall not attempt to market or sell the Software on the Internet or on any other publicly-accessible computer network.

16.12 SURVIVAL. The terms of this Section 16 shall survive termination of this Agreement.

SECTION 17 EXHIBITS

17.1     The following Exhibits are incorporated by reference:

         EXHIBIT A    Software, Territory, and System Environment Requirements
         EXHIBIT B    End-User License Agreement
         EXHIBIT C    Support and Maintenance Agreement
         EXHIBIT D    (Intentionally left blank)
         EXHIBIT E    License Pricing to Distributor*
         EXHIBIT F    Distributor's Exclusive End-Users*

     IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the latter date given below.


SIGNED FOR AND ON BEHALF                      SIGNED FOR AND ON BEHALF OF x
OF BONALYSE:                                  OF BONALYSE:

BY:     /s/ Raimo Vaintola                    BY:     /s/ Reynald Bonmati
        ------------------------                      ------------------------
NAME:   Raimo Vaintola                        NAME:   Reynald Bonmati
        ------------------------                      ------------------------
TITLE:  Managing Director                     TITLE:  President
        ------------------------                      ------------------------
DATE:   31.12.2002                            DATE:   6/1/03
        ------------------------                      ------------------------




* Confidential treatment requested.

Bonalyse Oy                        29.9.2002                         EXHIBIT A
                                                                     ---------



SOFTWARE PRODUCTS, TERRITORY AND SYSTEM ENVIRONMENT REQUIREMENTS:


SOFTWARE PRODUCTS

         1. BonAlyse 1.3

         2. Geanie 2.1


TERRITORY

         United States of America and Canada



SYSTEM ENVIRONMENT REQUIREMENTS

                Minimum                      Recommended
                -------                      -----------
System          Win95/NT4                    Win95/Win98/NT4
Processor       Pentium compatible           Pentium II 233
RAM             16Mb                         32Mb
Disc space      10 Mb                        10 Mb + space for images+database
Display         800x600, 256 colors          1024x768, 65k colors

                                                                       EXHIBIT B



SOFTWARE LICENSE TERMS

The use of any BonalyseTM Software that is made available for installation from this package (`Software is governed by these Software License Terms. The software is made available solely for subsequent use according to these terms or the instructions for the use of Software. The software must not be installed unless you agree to these terms.

By installing Software you agree to these Software License Terms. Bonalyse Oy grants you the right to use Software on a single computer or terminal at a time for the purposes specified in these terms. This grant of license does not apply to any other software bundled with Software nor manufactured by Bonalyse Oy.

If this software is an upgrade from a previous version of a Bonalyse software product, you may use either the current version of Software, or the prior version of Software, but never both versions at the same time. These Software License Terms supersede any prior license versions and govern your use of the software.

The software is owned by Bonalyse Oy and it is protected by copyright laws, international treaty provisions and all applicable national laws and must therefore be treated as any other copyrighted material. The software may be installed only to a single hard disk, keeping the original solely for backup and archiving purposes. You acknowledge that no ride to the intellectual property in the software is transferred to you. You further acknowledge that the title and full ownership rights to Software will remain the exclusive property of Bonalyse Oy, arid you will not acquire any rights to the software except as expressly set forth in these terms.

You may not reverse engineer, de-compile or disassemble, or attempt to reconstruct or discover any source code or underlying ideas or algorithms of the software by any means whatsoever.

WITHOUT THE PRIOR WRITTEN PERMISSION OF BONALYSE OY REPRODUCTION OF SOFTWARE TO ANY OTHER LOCATION FOR FURTHER REPRODUCTION OR REDISTRIBUTION IS EXPRESSLY PROHIBITED.

SOFTWARE IS PROVIDED IRAS ISLS, WITHOUT WARRANTIES OF ANY KIND AND SPECIFICALLY EXCLUDING ALL IMPLIED WARRANTIES, FOR EXAMPLE OF MERCHANTABILITY, FITNESS FOR PURPOSE, TIDE AND NON-INFRINGEMENT IN NO EVENT SHALL BONALYSE AND/OR ITS SUPPLIERS BE LIABLE FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, OR ANY DAMAGES WHATSOEVER RESULTING FROM LOSS OF USE, DATA OR PROFITS, ARISING OUT OF OR IN CONNECTION WITH THE USE OR PERFORMANCE OF SOFTWARE.

These Software License Terms are governed by the laws of Finland. Each of the parties hereto irrevocably attoms to the jurisdiction of the courts of Finland and further agrees to commence any litigation, which may arise hereunder in the courts located in Finland.

Should you have any questions concerning these Software License Terms, please call +358-14-4451532 or write to Bonalyse Oy, Ylistonmaenrie 26,40500 JYVASKYLA, FIN-00100, Finland.

(C)1999-2000 Bonalyse Oy. All rights reserved.

                                                                       EXHIBIT C
                           SOFTWARE SUPPORT AGREEMENT

WITNESSETH:

WHEREAS, The Customer has licensed software licensed by BonAlyse Oy (the "Software") from Orthometrix Inc. ("Contractor") subject to the specific terms and conditions agreed by and between the Customer and the Distributor

WHEREAS, The Customer has also agreed to the licensing terms of BonAlyse Oy (the Software License Terms) of BonAlyse Oy by installing the Software; and

WHEREAS, The Customer wishes to receive support and maintenance services related to the Software and the Distributor is willing to provide such services related to the Software.

NOW, THEREFORE, in consideration of the following terms and conditions, the sufficiency of which the parties acknowledge, the parties agree as follows:


SECTION 1 SUPPORT

1.1 SUPPORT PROVIDED - Contractor shall provide the following support schemes to Customer subject to payment of the support tees and compliance wit h all the provisions set forth below.

1.2 HELP DESK SUPPORT - Customer may request support from Contractor's help desk during Contractors normal working days business hours from 8 to 16 New York time (excluding local and national holidays) by telephone or by email. This service provides advice related to:

i) localized installation sufficient to enable the users to install the Software;

ii) technical and operating instructions lot the use and administration of the Software;

iii) reporting of errors and other customer complaints and requests.

1.3 RESPONSE TO REQUEST - Requests for support made by e-mail shall be responded to during Contractors above-mentioned business hours as soon as reasonably possible.

1.4 MATERIALS AND INFORMATION - Customer must submit sufficient materials and information to enable Contractors support staff to duplicate the problem.

1.5 UPDATES - Contractor provides update services which shall mean improvements, patches or other error corrections to existing features and/or functionality of Software after the commercial release or development of such by BonAlyse Oy, provided that Customer has elected the update scheme. The updating services do not entitle Customer to receive new releases of Software which shall mean separately licensed additional options or new features, or new products, indicated by an increase in the whole number prior to the decimal point of the Software version number and which are made available by BonAlyse Oy under a separate agreement.

                                                                       EXHIBIT C

1.6 RISKS RELATED TO INFORMATION NETWORKS - In the event that the support provided under this Section 1 through other means than by telephone e.g., via an information network such as e.g., the Internet, Customer hereby accepts all risk arising from such delivery.

SECTION 2 SUPPORT AND UPDATING CHARGES

2.1 CHARGES - Customer shall p4iy the currently applicable support and/or updating charges in accordance with the elected support scheme as set force in Appendix 2. All charges are payable fourteen (14) days after me invoice. Any payment in default is subject to an annual penalty interest of eighteen percent (18%).

2.2 OTHER SERVICES - The Contractor may from time at its sole discretion perform additional support services not mentioned in Section 1. Such support shall be separately charged at Contractor's hourly rate together with the any appropriate additional costs and expenses.

2.3 SERVICES NOT INCLUDED - The following services are not included in the basic support and updating charge and, if performed by Contractor, the same shall be charged in accordance with Section 2.2

(a)  system integration;

(b)  support of other software, accessories, attachments and machines;

(c) repair of damage arising from changes, alterations or additions to Software not performed by Contractor;

(d) support rendered more difficult because of any changes, alterations or additions to the Software not specifically approved by Contractor;

(e) rectification of lost or corrupted data arising for any reason other than Contractor's own gross negligence, and

(f) support rendered. in Contractor's reasonable judgement, more difficult due to the failure of Customer to install any updates forthwith upon receipt.

SECTION 3 UNDERTAKINGS OF THE PARTIES

3.1 UNDERTAKINGS OF THE CONTRACTOR - Contractors support staff will use its best endeavours to provide support as soon as reasonably possible. If requested and reasonably possible, Contractor's support staff will provide Customer with an estimate of how long it will take to solve a problem.

3.2 UNDERTAKINGS OF THE CUSTOMER - Customer undertakes to: i) to comply with the provisions of the Software License Terms also as regards updates or other software provided pursuant to the support duties of Contractor; ii) to replace an old releases with any update.

                                                                       EXHIBIT C

SECTION 4 DISCLAIMER OF LIABILITY

4.1 DISCLAIMER OF LIABILITY - THE CONTRACTOR SHALL NOT BE LIABLE TO THE CUSTOMER FOR ANY LOSS OR DAMAGE WHATSOEVER OR HOWSOEVER CAUSED ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH THIS AGREEMENT, THE SOFTWARE, ANY OTHER SOFTWARE, ITS USE, THE SYSTEM OR OTHER EQUIPMENT, PROPERTY OR OTHERWISE EXCEPT TO THE EXTENT THAT SUCH LIABILITY MAY NOT BE LAWFULLY EXCLUDED.

NOTWITHSTANDING THE GENERALITY OF THE ABOVE, THE CONTRACTOR EXPRESSLY EXCLUDES LIABILITY FOR CONSEQUENTIAL LOSS OR DAMAGE WHICH MAY ARISE IN RESPECT OF THE SOFTWARE OR ANY OTHER SOFTWARE, ITS USE, THE SYSTEM OR OTHER EQUIPMENT OR PROPERTY OR FOR LOSS OF PROFIT, BUSINESS, REVENUE, GOODWILL OR ANTICIPATED SAVINGS.

IN THE EVENT THAT ANY EXCLUSION OR OTHER PROVISION CONTAINED IN THIS AGREEMENT BE HELD TO BE INVALID FOR ANY REASON AND THE CONTRACTOR BECOMES LIABLE FOR LOSS OR DAMAGE THAT COULD OTHERWISE HAVE BEEN LIMITED, SUCH LIABILITY SHALL BE LIMITED TO THE YEARLY MAINTENANCE FEE OF THE ELECTED SUPPORT SCHEME.

THE CONTRACTOR DOES NOT EXCLUDE LIABILITY FOR DEATH OR PERSONAL INJURY TO THE EXTENT ONLY THAT THE SAME ARISES AS A RESULT OF THE GROSS NEGLIGENCE OF THE CONTRACTOR, ITS EMPLOYEES, AGENTS OR AUTHORIZED REPRESENTATIVES.

SECTION 5 CONFIDENTIAL INFORMATION

5.1 CONFIDENTIALITY OBLIGATION - All information. drawings, specifications, documentation, software listings or code which the Contractor may have imparted and may from time to time impart to the Customer relating to any support software or generally to the support provided hereunder is proprietary and confidential and the Customer agrees that it shall use the same solely in accordance with the provisions of this Agreement and that it shall not at any time during or after expiry or termination of this Agreement disclose the same whether directly or indirectly to any third party without the Contractor's prior written consent.

5.2 SPECIFIC SOFTWARE RELATED OBLIGATIONS - Customer further agrees that it shall not itself or through any subsidiary, agent or third party use such confidential information to copy, reproduce, translate, adapt, vary, modify, decompile, disassemble or reverse engineer the Software or other software provided pursuant to the support duties of Contractor nor shall the Customer sell, lease, license, sub-license or otherwise deal with any other software or variations, modifications, copies, releases, versions or enhancements thereof or have any software or other program written or developed for it based on any confidential information supplied to it by the Contractor. The foregoing provisions shall not prevent the disclosure or use by the Customer of any information which is or hereafter, through no fault of the Customer, becomes public knowledge or to the extent permitted by law.

                                                                       EXHIBIT C

SECTION 6 FORCE MAJEURE

6.1 FORCE MAJEURE - The Contractor shall be under no liability to the Customer in respect of anything which, apart from this provision, may constitute breach of this Agreement arising by reason of force majeure. Namely, circumstances beyond the control of the Contractor which shall include (but shall not be limited to) acts of God, perils of the sea or air, fire, flood, drought, explosion, sabotage, accident, embargo, riot, civil commotion, including acts of local government and parliamentary authority; inability to provide support or supply materials; breakdown of equipment and labor disputes of whatever nature and for whatever cause arising including (but without prejudice to the generality of the foregoing) work to rule, overtime bars, strikes and lockouts and whether between either of the parties hereto and any or all of its employees and/or any other employer and any or all of its employees and/or between any two or more groups of employees (and whether of either of the parties hereto or any other employer).

SECTION 7 TERMINATION

7.1 TERMINATION BY NOTICE - The Contractor may, by notice in writing to the Customer, terminate this Agreement if any of the following events shall occur, namely:

(i) if the Customer is in breach of any term, condition or provision of this Agreement or required by the applicable law and fails to remedy such breach (it capable of remedy) within 30 days of having received written notice of such breach from the Contractor;

(ii) if an application or petition is submitted by or against the Customer for bankruptcy, commencement of composition of creditors, commencement of corporate reorganization proceedings, commencement of corporate, arrangement proceedings, or commencement of special liquidation proceedings; or if any Clearing House takes procedures for suspension of the Customers transactions with banks or similar financial institutions; or if an order or notice is dispatched or the auction of the property or the provisional attachment or attachment on rights of the Customer.

7.2 DUTY TO PAY COSTS - Upon termination, the Customer shall pay to the Contractor all costs and expenses, including legal and other fees incurred and all areas of charges or other payments arising in respect of the Software or any its support.

7.3 OTHER RIGHTS AND REMEDIES - Termination, howsoever or whenever occasioned shall be subject to any rights and remedies the Contractor may have under this Agreement or in Law.

SECTION 8 APPLICABLE LAW/DISPUTE RESOLUTION

8.1 APPLICABLE LAW - The parties hereby agree that this Agreement shall be construed in accordance with the laws of State of New York.

                                                                       EXHIBIT C

8.2 DISPUTE RESOLUTION - The parties hereto agree that any suit, action or proceeding in relation to any claim, dispute or difference which may arise under this Agreement shall be brought in the New York District Court, and irrevocably and unconditionally submit to the non-exclusive jurisdiction of the New York District Court.


SECTION 9 MISCELLANEOUS GENERAL PROVISIONS

9.1 WAIVER - Failure or neglect by the Contractor to enforce at any time any of the provisions hereof shall not be construed nor shall be deemed to be a waiver of the Contractor's rights hereunder nor In any way affect the validity of the whole or any part of this Agreement nor prejudice the Contractors rights to take subsequent action.

9.2 HEADINGS - The headings of the terms and conditions herein contained are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of any of these terms and conditions of this Agreement.

9.3 SEVERABILITY - In the event that any of these terms. conditions or provisions shall be determined by any competent authority to be invalid, unlawful or unenforceable to any extent such term, condition, or provision shall to that extent be severed from the remaining terms, conditions and provisions which shall continue to be valid to the fullest extent permitted by law.

9.4 ASSIGNMENT AND DELEGATION

(a) The Customer shall not assign or otherwise transfer all or any part of this Agreement without the prior written consent of the Contractor.

(b) The Contractor may authorize a distributor, dealer, service center or other third party support organization to provide the support services and/or to invoice the Customer for and collect the charges specified herein as its designated representative. Such authorization may be in the form of a sub-contract or other arrangement deemed appropriate by the Contractor.

9.5 NOTICES - Any notice to be given by either party to the other may be sent by recorded delivery to the address of the other party as appearing herein or such other address as such party may from time to time have communicated to the other in writing and if so sent shall be deemed to be served 7 days following the date of posting.

9.6 NO AGREEMENT WITH BONALYSE OY - For the sake of good order the parties of this Agreement acknowledge that this Agreement shall be enforceable and create duties and obligations only between the parties of this Agreement. Under no circumstances may the Customer direct any claims towards BonAlyse Oy based upon this Agreement.

                                                                       EXHIBIT C

                                   APPENDIX 2

--------------------------------------------------------------------------------
 Software           System         Location(s)                 Support
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 Type and       CPU Serial No.                                   Type
  Version     No. of Workstations
---------------------------------                 ------------------------------
                                                  Telephone Support ( )

                                                  CHARGE

                                                  Updates  ( )

                                                  CHARGE
--------------------------------------------------------------------------------

                                                                       EXHIBIT C

                                SOFTWARE SUPPORT

                                    AGREEMENT


                                     BETWEEN

Orthometrix Inc. (the "Contractor"), an American corporation having its office at 106 Corporate Park Drive, Suite 106, White Plains, New York 10604,

TEL:
FAX:
EMAIL:

AND


[                                      ]  (the "Customer"),

TEL:
FAX:
EMAIL:

The Terms and Conditions of this Agreement stated herein and overleaf and the details specified in APPENDIX I are Accepted.

Signed for and on behalf of Customer


by:
   ------------------------------

Title:
      ---------------------------
Date:
     ----------------------------


The Contractor undertakes, upon signing this Agreement to support the Software in accordance with the terms of this Agreement.

Signed for and on behalf of Contractor


by:
   ------------------------------

Title:
      ---------------------------
Date:
     ----------------------------